Exhibit 10.6

Schedule

for

Hotel Lease Agreement

Dated as of June 8, 2004

Between

Apple Six Hospitality, Inc., as Lessor, and

Apple Six Hospitality Management, Inc., as Lessee

Setting Forth Information on One Hotel

which, except for the information below,

is substantially similar to the

Hotel Lease Agreement

Dated as of May 28, 2004

Between

Apple Six Hospitality Texas, L.P., as Lessor, and

Apple Six Services, L.P., as Lessee

A.	BASE RENT and COMMENCEMENT DATE

Hotel	Base Rent	Commencement Date	Lessor	Lessee
Courtyard by Marriott – Myrtle Beach, South Carolina	$842,634.00	June 8, 2004	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.

B.	SUITE REVENUE BREAKPOINTS

Quarters	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
1st Quarter	$0	$171,723	$175,158	$178,661	$182,234	$185,879	$189,596	$193,388	$197,256	$201,201	$205,225
2nd Quarter	$0	$343,447	$350,316	$357,322	$364,468	$371,758	$379,193	$386,777	$394,512	$402,402	$410,450
3rd Quarter	$169,836	$515,170	$525,473	$535,983	$546,702	$557,636	$568,789	$580,165	$591,768	$603,604	$615,676
4th Quarter	$390,623	$686,893	$700,631	$714,644	$728,937	$743,515	$758,386	$773,553	$789,024	$804,805	$820,901